Exhibit 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2012 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 24, 2012) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the first quarter of 2012. Net income for the first quarter of 2012 was $5,974,000, or basic and diluted earnings per share of $0.24, as compared to $5,790,000, or basic and diluted earnings per share of $0.23, for the fourth quarter of 2011. Net income for the first quarter of 2011 was $7,553,000, or basic and diluted earnings per share of $0.30, and included a pre-tax gain of $8,774,000 and pre-tax merger-related costs of $1,325,000 in connection with the American Trust FDIC-assisted acquisition.

“Our first quarter 2012 financial results reflect our continued focus in several key areas, specifically, generating new business and aggressively working through the remainder of our nonperforming assets. Looking back at the progress we have made over the last 12 months, it is noteworthy that we have grown loans for three consecutive quarters and increased noninterest bearing core deposits over 10 percent while reducing our nonperforming loans 47 percent on an annual comparison. We also experienced significant decreases in 30 to 89 days past due loans and other real estate owned during the same period,” said Renasant chairman and chief executive officer, E. Robinson McGraw. “Capitalizing on new market entrances over the past 12 months, we have taken advantage of many opportunities to enhance our long-term profitability and expand our footprint and product delivery via both de novo branching and acquisitions in the southeast.”

To recap the Company’s new market opportunities over the past 12 months, during the first quarter of 2011, the Company successfully completed the conversion related to the acquisition of the assets of the former Crescent Bank & Trust of Jasper, Georgia, which was acquired in 2010. In February 2011, the Company acquired the assets of the former American Trust Bank in Roswell, Georgia, from the FDIC as the receiver of American Trust. On July 1, 2011, the Company announced its entrance into the Montgomery, Alabama banking market with a de novo branch just two days after it announced that it had entered into an agreement to acquire RBC Bank (USA)’s Birmingham-based Trust division, which was completed in August. Finishing out Renasant’s new market entrances, the Company entered both the Starkville, Mississippi and Tuscaloosa, Alabama banking markets in late 2011 by opening de novo branches.

Total assets as of March 31, 2012, were approximately $4.18 billion, as compared to $4.20 billion as of December 31, 2011. The Company’s Tier 1 leverage capital ratio was 9.38 percent, its Tier 1 risk-based capital ratio was 13.34 percent and its total risk-based capital ratio was 14.59 percent. In all capital ratio categories, the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

“Through prudent capital and balance sheet management, we continue to enhance our strong capital position, as evidenced by our tangible capital ratio which was 7.47 percent as of March 31, 2012, an 81 basis point increase over the prior year. Our capital and related ratios are at levels that we believe adequately support future growth while at the same time allowing us to maintain our dividend,” said McGraw.

Total deposits were $3.47 billion as of March 31, 2012, as compared to $3.41 billion as of December 31, 2011. The Company continues to improve its deposit mix by replacing higher-costing funds with lower-costing core deposits as evidenced by the 10.13 percent growth in the Company’s noninterest bearing deposits as of March 31, 2012, compared to March 31, 2011. The result of these continued changes to the Company’s funding mix, coupled with a reduction in borrowed funds, has reduced its cost of funds 47 basis points to 0.84 percent for the first quarter of 2012, as compared to 1.31 percent for the first quarter of 2011.

Total loans, which include both loans covered and not covered under FDIC loss-share agreements, were approximately $2.60 billion as of March 31, 2012, as compared to $2.58 billion as of December 31, 2011. Loans not covered under loss-share agreements were $2.28 billion as of March 31, 2012, as compared to $2.24 billion as of December 31, 2011, and $2.19 billion as of March 31, 2011, representing 1.80 percent linked quarter growth which annualizes to an approximate growth rate of 7.20 percent. Loans covered under the FDIC loss-share agreements decreased to $318 million as of March 31, 2012, as compared to $339 million as of December 31, 2011.

Net interest income was $32,843,000 for the first quarter of 2012, a 5.62 percent increase, from $31,096,000 for the first quarter of 2011. Net interest margin increased to 3.85 percent for the first quarter of 2012, as compared to 3.55 percent for the first quarter of 2011.

“Our increase in margin and net interest income was partly due to improvements in asset mix including an increase in loans, a decrease in nonaccrual loans and a decrease in cash. We also saw improvements in our liability mix that included an increase in demand deposit, savings and money market balances and a decline in borrowed funds. These improvements resulted in a 30 basis point increase in our net interest margin for the first quarter of 2012, as compared to the same period in 2011,” stated McGraw.

Noninterest income was $16,387,000 for the first quarter of 2012, as compared to $21,035,000 for the first quarter in 2011. Noninterest income for the first quarter of 2011 included a one-time gain of $8,774,000 recognized in connection with the American Trust acquisition. Included in first-quarter 2012 noninterest income was a $904,000 gain from the sale of investment securities compared to a $12,000 gain from the sale of securities during the same period in 2011. Wealth management income totaled $1,942,000 for the first quarter of 2012, up $885,000, from the $1,057,000 realized during the same period in 2011, reflecting the full impact of the Company’s trust acquisition.

“Our diversified sources of noninterest income, such as mortgage and wealth management, have helped augment reductions in other areas of noninterest income due to recently enacted regulatory requirements,” said McGraw.

Noninterest expense was $36,621,000 for the first quarter of 2012, as compared to $35,993,000 for the first quarter of 2011. Included in noninterest expense for the first quarter of 2012 and 2011 were $898,000 and $1,903,000, respectively, in prepayment penalties related to the early extinguishment of higher-cost borrowings. Salaries and employee benefits were $18,649,000 during the first quarter of 2012, as compared to $16,237,000 during the first quarter of 2011.

This increase is primarily attributable to the additional personnel from the Company’s de novo branches and its trust acquisition. Also contributing to this increase was higher-than-anticipated health insurance costs.

Nonperforming assets covered under FDIC loss-share agreements totaled $115.3 million as of March 31, 2012, down from $132.3 million as of December 31, 2011 and $145.8 million as of March 31, 2011.

Nonperforming loans and other real estate owned (“OREO”) covered under FDIC loss-share agreements totaled $79.8 million and $35.5 million, respectively, as of March 31, 2012, compared to $89.2 million and $43.1 million, respectively, as of December 31, 2011. The remaining discussion in this release of nonperforming loans, OREO and the related asset quality ratios exclude these assets covered under FDIC loss-share agreements.

The Company’s nonperforming loans were $30.4 million as of March 31, 2012, down from $34.9 million as of December 31, 2011 and $57.2 million as of March 31, 2011. Nonperforming loans as a percentage of total loans were 1.33 percent as of March 31, 2012, as compared to 1.56 percent as of December 31, 2011, and 2.61 percent as of March 31, 2011. Furthermore, loans 30 to 89 days past due as a percent of total loans remained at pre-credit cycle levels and were 0.59 percent as of March 31, 2012, as compared to 0.71 percent as of December 31, 2011 and 0.86 percent as of March 31, 2011.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 145.15 percent as of March 31, 2012, as compared to 127.00 percent as of December 31, 2011, and 82.99 percent as of March 31, 2011. The allowance for loan losses as a percentage of loans was 1.94 percent as of March 31, 2012, as compared to 1.98 percent as of December 31, 2011 and 2.17 percent as of March 31, 2011.

The Company recorded a provision for loan losses of $4,800,000 for the first quarter of 2012, as compared to $6,000,000 for the fourth quarter of 2011 and $5,500,000 for the first quarter of 2011. Annualized net charge-offs as a percentage of average loans were 0.76 percent for the first quarter of 2012, as compared to 1.56 percent for the fourth quarter of 2011 and 0.54 percent for the first quarter of 2011.

OREO was $64.9 million as of March 31, 2012, as compared to $70.1 million as of December 31, 2011 and $71.4 million as of March 31, 2011. The Company continues to work aggressively to market OREO and currently has approximately $9.5 million of OREO under purchase agreements of which $3.6 million is scheduled to close during the second quarter of 2012.

“We are especially pleased to continue to see positive trends in our credit quality. During the first quarter of 2012, nonperforming loans decreased 13 percent and 47 percent on a linked quarter and year-over-year comparison, respectively, and nonperforming assets decreased 9 percent and 26 percent on a linked quarter and year-over-year comparison, respectively. In addition, our nonperforming loans, as compared to total loans, are at their lowest level since the second quarter of 2007. At the same time, our coverage ratio, which was approximately 145 percent, is at its highest level since the fourth quarter of 2007,” stated McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. EST on Wednesday, April 25, 2012.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst120425.html. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation First Quarter 2012 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10012811 or by dialing 1-412-317-0088 internationally and entering the conference number.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 108-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

Exhibit 99.1

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

						Q1 2012 - Q4 2011 Percent Variance	For the Three Months
	2012	2011					Ended March 31,
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2012	2011	Percent Variance
Statement of earnings
Interest income—taxable equivalent basis	$42,001	$42,430	$43,432	$45,291	$45,371	(1.01)	$42,001	$45,371	(7.43)

Interest income	$40,505	$40,970	$41,930	$43,775	$43,803	(1.13)	$40,505	$43,803	(7.53)
Interest expense	7,662	8,475	9,066	11,153	12,707	(9.59)	7,662	12,707	(39.70)

Net interest income	32,843	32,495	32,864	32,622	31,096	1.07	32,843	31,096	5.62

Provision for loan losses	4,800	6,000	5,500	5,350	5,500	(20.00)	4,800	5,500	(12.73)

Net interest income after provision	28,043	26,495	27,364	27,272	25,596	5.84	28,043	25,596	9.56

Service charges on deposit accounts	4,525	4,527	4,797	5,082	4,880	(0.04)	4,525	4,880	(7.27)
Fees and commissions on loans and deposits	3,928	3,794	3,354	3,147	2,964	3.53	3,928	2,964	32.52
Insurance commissions and fees	898	812	847	783	832	10.59	898	832	7.93
Wealth management revenue	1,942	1,526	1,145	1,140	1,057	27.26	1,942	1,057	83.73
Securities gains (losses)	904	—	5,041	(258)	12	—	904	12	7,433.33
Gain on sale of mortgage loans	1,281	662	1,371	949	1,151	93.50	1,281	1,151	11.29
Gain on acquisition	—	—	570	—	8,774	—	—	8,774	(100.00)
Other	2,909	1,686	1,318	1,580	1,365	72.54	2,909	1,365	113.11

Total noninterest income	16,387	13,007	18,443	12,423	21,035	25.99	16,387	21,035	(22.10)

Salaries and employee benefits	18,649	16,232	17,493	16,173	16,237	14.89	18,649	16,237	14.85
Occupancy and equipment	3,615	3,522	3,434	3,357	3,239	2.64	3,615	3,239	11.61
Data processing	2,040	1,925	1,927	1,657	1,788	5.97	2,040	1,788	14.09
Debt extinguishment penalty	898	—	—	—	1,903	—	898	1,903	(52.81)
Merger-related expenses	—	—	326	—	1,325	—	—	1,325	(100.00)
Other real estate	3,999	3,357	6,336	2,122	3,511	19.12	3,999	3,511	13.90
Amortization of intangibles	358	366	351	510	515	(2.19)	358	515	(30.49)
Other	7,062	6,962	7,092	7,825	7,475	1.44	7,062	7,475	(5.53)

Total noninterest expense	36,621	32,364	36,959	31,644	35,993	13.15	36,621	35,993	1.74

Income before income taxes	7,809	7,138	8,848	8,051	10,638	(26.59)	7,809	10,638	(26.59)
Income taxes	1,835	1,348	2,316	2,294	3,085	36.13	1,835	3,085	(40.52)

Net income	$5,974	$5,790	$6,532	$5,757	$7,553	3.18	$5,974	$7,553	(20.91)

Basic earnings per share	$0.24	$0.23	$0.26	$0.23	$0.30	4.35	$0.24	$0.30	(20.00)
Diluted earnings per share	0.24	0.23	0.26	0.23	0.30	4.35	0.24	0.30	(20.00)

Average basic shares outstanding	25,078,996	25,061,122	25,061,068	25,059,081	25,052,126	0.07	25,078,996	25,052,126	0.11
Average diluted shares outstanding	25,138,213	25,183,114	25,180,923	25,182,503	25,172,410	(0.18)	25,138,213	25,172,410	(0.14)

Common shares outstanding	25,105,732	25,066,068	25,061,068	25,061,068	25,056,431	0.16	25,105,732	25,056,431	0.20
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—

Performance ratios
Return on average shareholders’ equity	4.88%	4.71%	5.36%	4.84%	6.51%		4.88%	6.51%
Return on average shareholders’ equity, excluding amortization expense	5.06%	4.89%	5.54%	5.11%	6.78%		5.06%	6.78%
Return on average assets	0.57%	0.55%	0.63%	0.54%	0.69%		0.57%	0.69%
Return on average assets, excluding amortization expense	0.59%	0.57%	0.65%	0.57%	0.72%		0.59%	0.72%

Net interest margin (FTE)	3.85%	3.84%	3.92%	3.76%	3.55%		3.85%	3.55%
Yield on earning assets (FTE)	4.71%	4.80%	4.96%	4.99%	4.93%		4.71%	4.93%
Cost of funding	0.84%	0.92%	0.99%	1.17%	1.31%		0.84%	1.31%
Average earning assets to average assets	84.88%	84.22%	83.95%	84.75%	84.16%		84.88%	84.16%
Average loans to average deposits	75.45%	75.83%	76.23%	72.47%	70.20%		75.45%	70.20%

Noninterest income (less securities gains/ losses) to average assets	1.47%	1.24%	1.28%	1.18%	1.93%		1.47%	1.93%
Noninterest expense to average assets	3.49%	3.08%	3.54%	2.96%	3.30%		3.49%	3.30%
Net overhead ratio	2.01%	1.84%	2.26%	1.77%	1.37%		2.01%	1.37%
Efficiency ratio (FTE)	72.19%	68.92%	69.99%	67.96%	67.03%		72.19%	67.03%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

						Q1 2012 -	For the Three Months
	2012	2011				Q4 2011	Ended March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2012	2011	Variance
Average balances
Total assets	$4,222,376	$4,172,518	$4,142,851	$4,294,530	$4,423,088	1.19	$4,222,376	$4,423,088	(4.54)
Earning assets	3,583,957	3,514,110	3,478,054	3,639,696	3,722,419	1.99	3,583,957	3,722,419	(3.72)
Securities	813,826	745,398	796,957	863,735	881,808	9.18	813,826	881,808	(7.71)
Loans, net of unearned	2,614,000	2,594,820	2,577,539	2,575,890	2,556,572	0.74	2,614,000	2,556,572	2.25
Intangibles	192,429	192,611	191,574	191,320	191,740	(0.09)	192,429	191,740	0.36

Noninterest-bearing deposits	$534,867	$523,807	$480,699	$468,170	$476,115	2.11	$534,867	$476,115	12.34
Interest-bearing deposits	2,897,750	2,854,146	2,880,248	3,072,809	3,148,481	1.53	2,897,750	3,148,481	(7.96)
Total deposits	3,432,617	3,377,953	3,360,947	3,540,979	3,624,596	1.62	3,432,617	3,624,596	(5.30)
Borrowed funds	238,937	260,672	259,387	261,060	290,201	(8.34)	238,937	290,201	(17.66)
Shareholders’ equity	492,092	487,752	483,121	476,896	470,875	0.89	492,092	470,875	4.51

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$26,999	$31,154	$40,363	$42,331	$46,406	(13.34)	$26,999	$46,406	(41.82)
Loans 90 past due or more	3,435	3,760	8,674	9,646	10,839	(8.64)	3,435	10,839	(68.31)

Nonperforming loans	30,434	34,914	49,037	51,977	57,245	(12.83)	30,434	57,245	(46.84)
Other real estate owned	64,931	70,079	72,765	68,384	71,415	(7.35)	64,931	71,415	(9.08)

Nonperforming assets not subject to loss share	$95,365	$104,993	$121,802	$120,361	$128,660	(9.17)	$95,365	$128,660	(25.88)

Assets subject to loss share:
Nonaccrual loans	$78,418	$88,034	$84,426	$78,780	$78,909	(10.92)	$78,418	$78,909	(0.62)
Loans 90 past due or more	1,397	1,134	12,222	10,619	7,817	23.19	1,397	7,817	(82.13)

Non-performing loans subject to loss share	79,815	89,168	96,648	89,399	86,726	(10.49)	79,815	86,726	(7.97)
Other real estate owned and repossessions	35,461	43,156	44,021	59,802	59,036	(17.83)	35,461	59,036	(39.93)

Non-performing assets subject to loss share	$115,276	$132,324	$140,669	$149,201	$145,762	(12.88)	$115,276	$145,762	(20.91)

Net loan charge-offs (recoveries)	$4,964	$10,192	$4,539	$5,284	$3,410	(51.30)	$4,964	$3,410	45.57
Allowance for loan losses	44,176	44,340	48,532	47,571	47,505	(0.37)	44,176	47,505	(7.01)

Nonperforming loans / total loans*	1.33%	1.56%	2.22%	2.38%	2.61%		1.33%	2.61%
Nonperforming assets / total assets*	2.28%	2.50%	2.94%	2.83%	2.91%		2.28%	2.91%
Allowance for loan losses / total loans*	1.94%	1.98%	2.20%	2.18%	2.17%		1.94%	2.17%
Allowance for loan losses / nonperforming loans*	145.15%	127.00%	98.97%	91.52%	82.99%		145.15%	82.99%
Annualized net loan charge-offs / average loans*	0.76%	1.56%	0.70%	0.82%	0.54%		0.76%	0.54%

Balances at period end
Total assets	$4,176,490	$4,202,008	$4,136,474	$4,259,200	$4,422,164	(0.61)	$4,176,490	$4,422,164	(5.56)
Earning assets	3,551,252	3,528,980	3,480,982	3,585,441	3,724,108	0.63	3,551,252	3,724,108	(4.64)
Securities	834,419	796,341	718,881	833,710	880,382	4.78	834,419	880,382	(5.22)
Mortgage loans held for sale	25,216	28,222	24,739	11,511	9,399	(10.65)	25,216	9,399	168.27
Loans not subject to loss share	2,281,957	2,241,622	2,204,955	2,185,490	2,190,376	1.80	2,281,957	2,190,376	4.18
Loans subject to loss share	318,089	339,462	359,813	377,149	386,811	(6.30)	318,089	386,811	(17.77)
Total loans	2,600,046	2,581,084	2,564,768	2,562,639	2,577,187	0.73	2,600,046	2,577,187	0.89
Intangibles	191,968	192,326	192,755	191,086	191,581	(0.19)	191,968	191,581	0.20

Noninterest-bearing deposits	$535,955	$531,910	$493,130	$458,686	$486,676	0.76	$535,955	$486,676	10.13
Interest-bearing deposits	2,937,211	2,880,327	2,849,225	3,018,733	3,158,198	1.97	2,937,211	3,158,198	(7.00)
Total deposits	3,473,166	3,412,237	3,342,355	3,477,419	3,644,874	1.79	3,473,166	3,644,874	(4.71)
Borrowed funds	171,753	254,709	262,569	263,067	260,149	(32.57)	171,753	260,149	(33.98)
Shareholders’ equity	489,611	487,202	487,401	480,135	473,354	0.49	489,611	473,354	3.43

Market value per common share	$16.28	$15.00	$12.73	$14.49	$16.98	8.53	$16.28	$16.98	(4.12)
Book value per common share	19.50	19.44	19.45	19.16	18.89	0.34	19.50	18.89	3.23
Tangible book value per common share	11.86	11.76	11.76	11.53	11.25	0.78	11.86	11.25	5.42
Shareholders’ equity to assets (actual)	11.72%	11.59%	11.78%	11.27%	10.70%		11.72%	10.70%
Tangible capital ratio	7.47%	7.35%	7.47%	7.11%	6.66%		7.47%	6.66%

Leverage ratio	9.38%	9.44%	9.48%	9.10%	8.77%		9.38%	8.77%
Tier 1 risk-based capital ratio	13.34%	13.32%	13.63%	13.58%	13.59%		13.34%	13.59%
Total risk-based capital ratio	14.59%	14.58%	14.89%	14.83%	14.84%		14.59%	14.84%

*	Based on assets not subject to loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2012 -	For the Three Months
	2012	2011				Q4 2011	Ended March 31,
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2012	2011	Percent Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$263,720	$260,288	$247,950	$243,343	$250,889	1.32	$263,720	$250,889	5.11
Lease financing	302	328	350	393	458	(7.93)	302	458	(34.06)
Real estate—construction	67,223	74,159	75,690	77,224	71,559	(9.35)	67,223	71,559	(6.06)
Real estate—1-4 family mortgages	738,765	716,704	712,871	720,451	730,860	3.08	738,765	730,860	1.08
Real estate—commercial mortgages	1,153,423	1,130,143	1,106,037	1,081,801	1,073,561	2.06	1,153,423	1,073,561	7.44
Installment loans to individuals	58,524	60,000	62,057	62,278	63,049	(2.46)	58,524	63,049	(7.18)

Loans, net of unearned	$2,281,957	$2,241,622	$2,204,955	$2,185,490	$2,190,376	1.80	$2,281,957	$2,190,376	4.18

Loans subject to loss share by category
Commercial, financial, agricultural	$15,206	$17,803	$19,196	$24,233	$22,964	(14.59)	$15,206	$22,964	(33.78)
Lease financing	—	—	—	—	—	—	—	—	—
Real estate—construction	6,202	7,076	10,811	10,318	13,847	(12.35)	6,202	13,847	(55.21)
Real estate—1-4 family mortgages	99,769	107,923	114,228	119,508	123,770	(7.56)	99,769	123,770	(19.39)
Real estate—commercial mortgages	196,754	206,492	215,370	222,876	226,038	(4.72)	196,754	226,038	(12.96)
Installment loans to individuals	158	168	208	214	192	(5.95)	158	192	(17.71)

Loans, net of unearned	$318,089	$339,462	$359,813	$377,149	$386,811	(6.30)	$318,089	$386,811	(17.77)